Exhibit 99.1

FOR:	AMPAL-AMERICAN ISRAEL CORPORATION
CONTACT:	Irit Eluz
CFO - SVP Finance & Treasurer
1 866 447 8636
irit@ampal.com

FOR:	KM/KCSA - Investor Relations
CONTACT:	Roni Gavrielov
011-972-3-516-7620
roni@km-ir.co.il

Jeff Corbin / Adam Pollack
212-896-1214 / 212-896-1232
jcorbin@kcsa.com / apollack@kcsa.com

FOR:	PM-PR Media consultants
CONTACT:	Zeev Feiner
011-972-50-790-7890
z@pm-pr.com

Ampal to Postpone Principal Payments on Debentures
Interest Payments to Continue as Scheduled

TEL AVIV, Israel, January 22, 2012 – Ampal-American Israel Corporation (Nasdaq: AMPL), a holding company in the business of acquiring and managing interests in various businesses, announced today, following its previous announcements dated December 19, 2011 and January 18, 2012, that its Board of Directors (the "Board") decided today as follows:

1.
In accordance with the layout outlined by the Company in a meeting of the holders of the Series A, Series B and Series C Debentures (the "Debentures") held on January 1, 2012, the Company, at this point, will postpone making the principal payments currently coming due on the Debentures, but continue making interest payments as scheduled; and

2.
During the negotiations between the Company and the elected Debenture holders’ committees, the Company will continue to make the interest payments due on the Debentures and will not seek release of funds held by the Debentures' trustees for such payments. The Board noted however, that in any final agreement between the Debenture holders and the Company, the release of such funds held by the trustees will be necessary for the Company to meet its future cash flow projections.

The Debentures' offerings were made solely to certain non-U.S. institutional investors in accordance with Regulation S under the U.S. Securities Act of 1933, as amended.  The Debentures have not been and will not be registered under the U.S. securities laws, or any state securities laws, and may not be offered or sold in the United States or to United States persons without registration unless an exemption from such registration is available.  This notice does not constitute an offer to sell the Debentures nor is it a solicitation for an offer to purchase the Debentures. Further, this press release shall not constitute any offer, solicitation or sale of any of the Debentures in any jurisdiction in which such offering sold would be unlawful.

About Ampal:
Ampal and its subsidiaries acquire interests primarily in businesses located in the State of Israel or that are Israel-related. Ampal is seeking opportunistic situations in a variety of industries, with a focus on energy, chemicals and related sectors. Ampal’s goal is to develop or acquire majority interests in businesses that are profitable and generate significant free cash flow that Ampal can control. For more information about Ampal please visit our web site at www.ampal.com.

Safe Harbor Statement
Certain information in this press release includes forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to Ampal that are based on the beliefs of management of Ampal as well as assumptions made by and information currently available to the management of Ampal. When used in this press release, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," and similar expressions as they relate to Ampal or Ampal's management, identify forward-looking statements. Such statements reflect the current views of Ampal with respect to future events or future financial performance of Ampal, the outcome of which is subject to certain risks and other factors which could cause actual results to differ materially from those anticipated by the forward-looking statements, including among others, the economic and political conditions in Israel, the Middle East, including the situation in Iraq and Egypt, and the global business and economic conditions in the different sectors and markets where Ampal's portfolio companies operate. Should any of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcome may vary from those described herein as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Ampal or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Please refer to the Ampal's annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially. Ampal assumes no obligation to update or revise any forward-looking statements.